Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 811-22949 on Form N-2/A of our report dated December 18, 2024, relating to the financial statements and financial highlights of Calamos Convertible Opportunities and Income Fund, Calamos Convertible and High Income Fund, Calamos Strategic Total Return Fund, Calamos Dynamic Convertible and Income Fund, Calamos Global Dynamic Income Fund, Calamos Global Total Return Fund, and Calamos Long/Short Equity & Dynamic Income Trust appearing in Form N-CSR of Calamos Convertible Opportunities and Income Fund, Calamos Convertible and High Income Fund, Calamos Strategic Total Return Fund, Calamos Dynamic Convertible and Income Fund, Calamos Global Dynamic Income Fund, Calamos Global Total Return Fund, and Calamos Long/Short Equity & Dynamic Income Trust for the year ended October 31, 2024, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

May 21, 2025